Exhibit 6.

                        Consent of Deloitte & Touche LLP



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 26 to Registration Statement No. 33-01576 of Ameritas Variable Life Insurance Company Separate Account V of our reports dated February 13, 2002, on the financial statements of Ameritas Variable Life Insurance Company and the financial statements of the subaccounts of Ameritas Variable Life Insurance Company Separate Account V, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Auditors" in such Prospectus.


/s/ Deloitte & Touche

Lincoln, Nebraska
April 5, 2002